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                                 THE ROCKWOOD GROWTH FUND, INC.
                                    NOTICE OF ANNUAL MEETING
                                      OF SHAREHOLDERS TO BE
                                    HELD ON FEBRUARY 29, 1996

To the Shareholders of The Rockwood Growth Fund, Inc.:

The Annual Meeting of Shareholders of The Rockwood Growth Fund, Inc., an Idaho corporation, will be held at 545 Shoup Avenue, Suite 303, on February 28, 1996, at 7:00 p.m., MST, for the following purposes:

      1. To elect four (4) directors to serve until the next annual meeting and until their successors shall have been elected and qualified.

      2. To ratify the selection of Peterson, Siler & Stevenson as the independent accountants of the Fund for the fiscal year ending October 31, 1996.

      3. To transact such other business as may properly come before the meeting and/or any adjournments thereof.

                                    BY ORDER OF THE BOARD OF DIRECTORS
                                    Ross Farmer, President

January 22, 1996
545 Shoup Avenue, No. 303
Idaho Falls, ID  83402




                                     YOUR VOTE IS IMPORTANT

Shareholders are urged to designate their choices on each of the matters to be acted upon, and to date, sign and return the enclosed proxy in the envelope provided. Your prompt return of the proxy will help assure a quorum at the meeting and avoid the additional Fund expense of further solicitation.

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                                 THE ROCKWOOD GROWTH FUND, INC.
                                   545 SHOUP AVENUE, SUITE 303
                                     IDAHO FALLS, ID  83402

                                         PROXY STATEMENT

                                 ANNUAL MEETING OF SHAREHOLDERS
                                        FEBRUARY 29, 1996

This Proxy Statement is furnished to the shareholders of The Rockwood Growth Fund, Inc. (the "Fund") in connection with the solicitation by the management of the Fund of proxies to be used at the Annual Meeting of Shareholders of the Fund, to be held in Idaho Falls at 545 Shoup Avenue, Suite 303, on February 29, 1996, at 7:00 p.m., MST, and/or at any adjournments thereof. The purpose of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting.

If the enclosed form of proxy is properly executed and returned in time to be voted at the meeting, the shares of Common Stock represented thereby will be voted in accordance with the instructions marked thereon. Executed proxies that are unmarked will be voted for the nominees of management in the election of directors and in favor of the other proposals indicated on the proxy. Any proxy may be revoked at any time prior to its exercise, either by filing with the Fund a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

At the close of business on December 31, 1995, the record date for determining shareholders entitled to notice of and to vote at the meeting, there were outstanding 41,223.924 shares of Common Stock entitled to vote. Each share of Common Stock entitles the holder thereof to one vote on all matters which come before the meeting.

This Proxy Statement and the accompanying Form of Proxy will initially be mailed to shareholders on or about January 22, 1996.

The cost of solicitation of proxies will be borne directly by the Fund, and, therefore, indirectly by its shareholders. The Fund does not currently contemplate retaining the services of a proxy solicitation organization, but may choose to do so in order to obtain a quorum at the meeting; proxies will be solicited by directors, officers and regular employees of the Fund and its investment adviser, Aspen Securities & Advisory, Inc., (the "Advisor"). A copy of the Annual Report of the Fund for the fiscal year ended October 31, 1995, including financial statements, has been mailed to each shareholder of record at the close of business October 31, 1995, and to each person who became a
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shareholder of record between that time and the close of business on December
31, 1995, the record date for the determination of shareholders entitled to notice of and to vote at the meeting. At the close of business on December 31, 1995 the following persons owned of record and beneficially, in amounts stated after their names, 5% or more of the Fund's outstanding securities:


                               Number of Shares                 Percent
                                 Beneficially                  of Shares
      Name                        Owned (1)                    Outstanding

Pfendler Family Revocable           3411.585                        8.3%
  Living Trust
2507 Harsh Avenue S.E.
Massillon, OH  44646

Ron Kiehn                           4979.837                       12.1%
P.O. Box 4152
Jackson, WY  83001

G. Holton Quinn                     2090.915                        5.1%
Route 1, Box 223Q
Salmon, ID  83467

Ross H. Farmer                      2048.431                        5.0%
129 Princeton Court
Rexburg, ID  83440


Beneficial ownership of shares comprises voting power (the power to vote, or direct the voting, of such shares) and/or investment power (the power to dispose, or to direct the disposition, of such shares).

                                      ELECTION OF DIRECTORS

                                        (Proposal No. 1)

Pursuant to the Bylaws of the Fund, the Board of Directors has fixed the number of directors comprising the entire Board at not more than fifteen (15) and has designated the four (4) persons listed below as management's nominees for election as directors of the Fund to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Each of the Nominees is currently a director of the Fund. Mr. Farmer and Mr. Kiehn are the only nominees for election as directors who are "interested persons" of the Fund.

Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be voted for the election as directors of the Fund of each of the

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persons named below.  If for any reason any of the nominees named below should be unable to stand for election or serve if elected, it is intended that such proxy will be voted for the election of such other person or persons as management may recommend. Each of the nominees has consented to his nomination and has agreed to serve if elected. Management has no reason to believe that any nominee will be unable to serve as a director.

The following table sets forth the names and addresses of the management nominees for election as directors, their principal occupation or employment, the periods during which each of them has served as a director of the Fund, and the approximate number of shares of the Fund beneficially owned, directly or indirectly, by each of them as of December 31, 1995. As of that date, the directors and officers of the Fund as a group, beneficially owned, directly or indirectly 9,119.183 shares of the Fund, representing approximately 22% of the outstanding stock.

                                                                                                 Shares
                                                                                              Beneficially
                                                                                             Owned Directly
                                                                                              or Indirectly
                                                Principal Occupation                               as of
Name of Nominee               Age                  or Employment**            Since         December 31, 1992

Ross H. Farmer*                53               President of the Fund          1985              2048.431
129 Princeton Ct.                               and the Advisor to the
Rexburg, ID 83440                               Fund.

James C. Herndon               53               District Judge, Seventh        1987                 0
P.O. Box 717                                    Judicial District, State
Blackfoot, ID 83221                             of Idaho.

Ronald W. Kiehn*               69               President and controlling      1985              4979.837
P.O. Box 4152                                   shareholder, Rimrock, Inc.
Jackson, WY 83001                               a consulting and investment
                                                firm.

G. Holton Quinn                56               President, Q-B Corporation     1985              2090.915
Route 1, Box 223Q                               a manufacturer of glulam
Salmon, ID 83467                                beams.


The Fund does not pay any fees to its officers for their services as such.

* Messrs. Farmer and Kiehn are interested persons of the Fund, as defined by the Investment Company Act of 1940. Mr. Farmer is an officer and director of the Adviser and owns 79% of its voting stock. Mr. Kiehn is a director of the Adviser and owns 2% of its voting stock. Mr. Kiehn has, for the past two years, purchased monthly $220 of the Fund's common stock at the then market price.

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**    Except as otherwise indicated, each individual has engaged in the principal occupation or employment indicated for the last 5 years.

The executive officers of the Fund are elected annually by the Board of Directors.

The Board of Directors of the Fund does not have a standing audit committee, nominating committee or compensation committee.

Five meetings of the Board of Directors were held during the last fiscal year. No Director attended less than 75% of the board meetings held during the last full fiscal year.

                                       INVESTMENT ADVISER

General

The investment adviser to the Fund is Aspen Securities and Advisory, Inc. (the "Adviser"), 545 Shoup Avenue, Suite 303, Idaho Falls, ID 83402.

The Adviser is an Idaho corporation organized in 1983.

The investment advisory fees paid by the Fund are at an annual rate of 0.7% per year of average net assets up to $50 million, 0.6% of the next $350 million and 0.5% of the excess over $400 million.

Ross H. Farmer has served as President of the Fund since 1985 and of Aspen Securities and Advisory, Inc. since 1983.

The Fund paid investment advisory fees to the Adviser of $5,112.18 in 1995.

                                  INVESTMENT ADVISORY CONTRACT

The investment advisory services of the Adviser are furnished to the Fund pursuant to an Investment Advisory Contract which was approved by shareholders of the Fund and became effective on November 14, 1985. In accordance with its terms, the Investment Advisory Contract was initially in effect for a period of two years. The Advisory Contract provides that after its initial term it will continue from year to year if approved annually by the Board of Directors of the Fund, including specific approval by vote of a majority of the directors who are not parties to the contract or "interested persons" (as defined in the Investment Company Act of 1940) of any such party, cast in person at a meeting called for the purpose of voting on such approval. The contract may be terminated at any time, without penalty, upon sixty (60) days written notice by either party to the other, and will terminate automatically if assigned.

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Under the Advisory Contract, the Adviser supervises and assists in the management of the Fund, provides investment research and makes and executes recommendations for the purchase and sale of securities. The Adviser furnishes at its expense all necessary office space and equipment and pays the compensation of officers of the Fund. All other expenses incurred in the operation of the Fund and the continuous offering of its shares, are borne by the Fund. Such expenses include taxes, fees and commissions, bookkeeping expenses, expenses of redemption of shares, charges of custodians and transfer agents, auditing and legal expenses.

For the services provided by the Adviser, the Fund pays a basic quarterly management fee at an annual rate of 0.7% of average net assets up to $50 million, 0.6% of the next $350 million and 0.5% of the excess over $400 million.

The Investment Advisory Contract contains a provision which requires the Adviser to reimburse the Fund quarterly if the aggregate annual expenses of every character exclusive of interest, taxes, extraordinary expenses, brokerage commissions and other transaction costs shall exceed three percent (3%) of the first $2 million, one and one-half percent (1 1/2%) of the next $28 million, of average net assets and one percent (1%) of average net assets of the corporation over $30 million.

                                ALLOCATION OF PORTFOLIO BROKERAGE

No officer or director of the Fund nor any officer, director or shareholder of the Adviser has any material direct or indirect interest in any person employed as a broker by or on behalf of the Fund. For the fiscal year ended October 31, 1995, the Fund paid brokerage fees on the purchase and sale of its portfolio securities of $7,349.79.

Brokerage commissions are allocated by the Adviser primarily to brokerage firms which provide useful research services; allocation to the Fund of desired underwritten securities; and/or provide price quotations or publications which are not available for cash. All of the brokerage fees paid by the Fund during the fiscal year ended October 31, 1995 were paid to brokerage firms which met the above criteria.

There is no present intention to allocate any specific amount of future brokerage commissions to any particular broker or brokers. Management is authorized to pay brokerage commissions in excess of those which another broker might have charged for effecting the same transaction in recognition of the

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brokerage (i.e. execution) and research services provided by the broker selected. The allocation of brokerage commissions is not based on the application of any fixed formula or agreements, but is based simply on business judgment and evaluation of the relative merit of the services, information and statistics received, although it is not possible to place an actual dollar value on such services. The rates of turnover of the Fund's portfolio for the fiscal years ended October 31, 1993, 1994 and 1995 were 19%, 18%, and 30% respectively.

                                  RATIFICATION OR REJECTION OF
                              SELECTION OF INDEPENDENT ACCOUNTANTS

                                        (Proposal No. 2)

Subject to ratification by shareholders, the directors, including a majority of the non-interested directors of the Fund, selected, at a meeting of the Board of Directors held on December 21, 1995, Peterson, Siler & Stevenson, as independent accountants to examine the financial statements of the Fund for the fiscal year ending October 31, 1996, and to render their report thereon. The Fund has been informed that neither Peterson, Siler & Stevenson nor any of its partners has any direct financial interest or any material indirect financial interest in the Fund, nor has had any connection during the past three years with the Fund in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Coopers & Lybrand has been dismissed as the Fund's independent accountant. The auditor's reports have never contained an adverse opinion, a disclaimer of opinion, a qualification or modification as to uncertainty, audit scope, or accounting principles. The Board of Directors recommends a change in auditors, believing a smaller firm will provide continuity in auditing personnel from year to year and save the stockholders money.

All directors are provided with unaudited financial statements at each regular meeting of the Board, as well as audited year-end financial statements. The affirmative vote of the majority of the outstanding voting securities present at the meeting or represented by proxy is required to ratify the selection of independent accountants.

                                         OTHER BUSINESS

Management knows of no other business which may be presented at the meeting. However, if any matter not known comes before the meeting it is intended that the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their judgment on such matters.
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                                PROPOSALS FOR 1997 ANNUAL MEETING
                                         OF SHAREHOLDERS

Any proposals of shareholders that are intended to be presented at the 1996 Annual Meeting of Shareholders must be received at the Fund's principal executive offices no later than May 1, 1996 and must comply with all applicable legal requirements in order to be included in the Fund's proxy statement and form of proxy for the meeting.

                                    By Order of the Board of Directors

                                    Ross H. Farmer, President

Date:  January 22, 1996
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                   This Proxy is Solicited on Behalf of the Board of Directors

                                 THE ROCKWOOD GROWTH FUND, INC.
                                     Idaho Falls, ID  83402

The undersigned hereby appoints Ross H. Farmer as Proxy with the power to appoint his substitute and hereby authorizes him to represent and to vote, as designated below, all the undersigned's shares of common stock of The Rockwood Growth Fund, Inc. held on record by the undersigned on December 31, 1995, at the annual meeting of shareholders to be held on February 29, 1996 or any adjournments thereof.

1.    Election of Directors of The Rockwood Growth Fund, Inc.

      FOR all nominees listed below /   /
      (Except as marked to the contrary below)

      WITHHOLD AUTHORITY /   /
      to vote for all nominees listed below

Ross H. Farmer; James C. Herndon; Ronald W. Kiehn; G. Holton Quinn (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2.    Approval of appointment of independent accountants for fiscal 1996.

      FOR /   /           AGAINST /   /               ABSTAIN /   /

3. Upon any other matters that may properly come before the meeting any adjournments thereof.

      FOR /   /           AGAINST /   /               ABSTAIN /   /

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION HEREIN MADE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Account Information:

Name:-------------------------------------------------------------------------

Shares:-----------------------------------------------------------------------

PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE.

Dated:-------------------, 1996.


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Signature


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Signature


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Signature

(Please sign exactly as name appears hereon. Joint owners should each sign. Executors, Administrators, Trustees, etc. should so indicate when signing.)